Report of Independent Registered Public Accounting Firm


To the Board of Directors and Shareholders of Regions Morgan Keegan
Select Funds:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Regions Morgan Keegan Select LEADER Growth Equity Fund, Regions Morgan Keegan Select LEADER Growth & Income Fund, Regions Morgan Keegan Select LEADER Balanced Fund, Regions Morgan Keegan Select LEADER Tax-Exempt Bond Fund, Regions Morgan Keegan Select LEADER Intermediate Bond Fund, Regions Morgan Keegan Select LEADER Tax-Exempt Money Market Fund and Regions Morgan Keegan Select LEADER Money Market Fund (seven separate portfolios of Regions Morgan Keegan Select Funds, hereafter referred to as the "Funds") at August 31, 2005, the results of each of their operations for the year then ended and the changes in each of their net assets and the financial highlights for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at August 31, 2005 by correspondence with the custodian, provide a reasonable basis for our opinion. The financial highlights for each of the years or periods ended August 31, 2003, 2002, and 2001 were audited by other auditors whose report, dated October 13, 2003, expressed an unqualified opinion on those statements.

As discussed in Note 9 to the financial statements, the Regions Morgan Keegan Select Tax Exempt Money Market Fund was closed on September 20, 2005 to investors and ceased operations on October 26, 2005.

PricewaterhouseCoopers LLP
Columbus, Ohio
October 27, 2005